SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                    Amendment to Application or Report filed
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: July 30, 2003


                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)



    Nevada                 000-29217                   95-4721385
----------------           ---------                   ----------
(State or other           (Commission                 (IRS Employer
jurisdiction of            File Number)                Identification No.)
incorporation)


6171 W. Century Blvd. Suite 200 LA, CA                       90045
-----------------------------------------                     -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (310) 846-2500

 Not Applicable
(Former name or former address, if changed since last report.)

=======================================================================

Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.




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Item 3.  Bankruptcy or Receivership

                  None.


Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events and Regulation FD Disclosure

On July 25, 2003, Judge Choate of the Orange County Superior Court ruled in favor of the registrant's motion to continually stay proceedings in the Bentley
v. Barber, et. al., shareholder derivative action pending ruling on the motion for summary judgment to dismiss the same matter.

Also on July 25, 2003, the registrant was served with a complaint for declaratory relief filed by Access Holding Limited Partnership and Tom Djokovich ("plaintiffs") against Accesspoint Corporation and Net Integrated Systems, Limited ("defendants") seeking immediate delivery to plaintiffs of those certain restricted common shares of the registrant which the plaintiffs transferred to Net Integrated Systems, Limited in consideration for the extension of a Secured Revolving Line of Credit. The registrant believes the complaint has no basis in fact, is without merit and intends to defend itself vigorously. The registrant has not filed a response as of this date.
Access Holdings Limited Partnership benefits Maryann and James Bentley, former officers and directors of the registrant. Tom Djokovich is former President, Chief Executive Officer and director of the registrant. William R. Barber, named defendant in the Bentley v. Barber matter, is a shareholder in Net Integrated Systems, Limited and is the former President and Chief Executive Officer of the registrant. Mr. Barber is a director of the registrant at this time.

Item 6.  Resignation of Directors

                   None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

                   None.


Item 8.  Changes In Fiscal Year

                   None.


Item 9.  Regulation FD Disclosures

         See Items 1, 5 and 6, above.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 30, 2003                        Accesspoint Corporation
      -------------------

                                    By: /s/ Becky Takeda
                                        ----------------
                                        Becky Takeda
                                        Chief Executive Officer, President

  A. EXHIBITS

                            None.